Exhibit 1.2

PRICING AGREEMENT

May 5, 2015

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 5, 2015 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities” ). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriters in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

CORNING INCORPORATED

By	/s/ Robert Vanni
	Name:	Robert Vanni
	Title:	Assistant Treasurer

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By	/s/ John C. McCabe
	Name:	John C. McCabe
	Title:	Managing Director

By	/s/ Scott Flieger
	Name:	Scott Flieger
	Title:	Managing Director

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

2

SCHEDULE I

Underwriter	Principal Amount of 1.500% Notes due 2018 to be Purchased	Principal Amount of 2.900% Notes due 2022 to be Purchased
Deutsche Bank Securities Inc.	$93,750,000	$93,750,000
J.P. Morgan Securities LLC	$93,750,000	$93,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$93,750,000	$93,750,000
Citigroup Global Markets Inc.	$23,625,000	$23,625,000
HSBC Securities (USA) Inc.	$23,250,000	$23,250,000
Mitsubishi UFJ Securities (USA), Inc.	$23,625,000	$23,625,000
SMBC Nikko Securities America, Inc.	$23,250,000	$23,250,000

Total	$375,000,000	$375,000,000

I-1

SCHEDULE II-A

Title of Designated Securities	1.500% Notes due 2018 (the “2018 Notes”)

Aggregate Principal Amount	$375,000,000

Price to Public	99.907%

Purchase Price by Underwriters	99.557%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	May 8, 2018

Interest Rate	1.500%

Interest Payment Dates	Each May 8 and November 8, commencing on November 8, 2015

Redemption Provisions	Optional Redemption

The 2018 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2018 Notes at any time prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2018 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 10 basis points.

In any redemption, the Company will pay accrued and unpaid interest on the principal being redeemed to but not including the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2018 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2018 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of redemption will be transmitted at least 30 days but not more than 60 days before the redemption date to each holder of record of the 2018 Notes to be redeemed at its registered address.

The 2018 Notes are subject to repurchase at the option of the holders, as follows:

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the 2018 Notes as described above, the Company will be required to make an offer to each holder to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each holder’s 2018 Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer to repurchase each holder’s 2018 Notes in cash at a price equal to 101% of the aggregate principal amount of 2018 Notes repurchased, plus any accrued and unpaid interest on the 2018 Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, the Company will be required to, or at the Company’s option, prior to any Change of Control but after the public announcement of a pending Change of Control, the Company may, send to each holder of 2018 Notes a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such 2018 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (a “Change of Control Payment Date”). The notice, if transmitted prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

•    accept for payment all 2018 Notes or portions of 2018 Notes properly tendered pursuant to the Change of Control Offer;

•    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2018 Notes or portions of 2018 Notes properly tendered; and

•    deliver or cause to be delivered to the Trustee the 2018 Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of 2018 Notes or portions of 2018 Notes being purchased by the Company.

The paying agent will be required to promptly deliver, to each holder who properly tendered 2018 Notes, the Change of Control Payment for such 2018 Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new 2018 Note equal in principal amount to any unpurchased portion of the 2018 Notes surrendered, if any; provided that each new 2018 Note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase the 2018 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by the Company and such third party purchases all 2018 Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

In addition, the Company will not repurchase any 2018 Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

Except as provided for in the last sentence of the next paragraph, the Company may only make an amendment or modification to the provisions obligating it to repurchase the 2018 Notes upon a Change of Control Triggering Event which adversely affects the interest of any holder, with the consent of each holder of the 2018 Notes to be affected by such amendment or modification.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2018 Notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the 2018 Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the 2018 Notes by virtue of any such conflict.

For these purposes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following:

•     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries, taken as a whole, to one or more persons, other than to the Company or one of its subsidiaries;

•     the first day on which a majority of the members of the Company’s board of directors is not composed of Continuing Directors (as defined below);

•     the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares;

•     the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

•     the adoption of a plan relating to the Company’s liquidation or dissolution (other than the Company’s liquidation into a newly formed holding company).

Notwithstanding the foregoing, a transaction described in the third bullet point above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly of more than 50% of the then outstanding Voting Stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

“Change of Control Triggering Event” means the 2018 Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the 2018 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the 2018 Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the date the 2018 Notes were originally issued or (2) was nominated for election, elected or appointed to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by the Company’s chief executive officer or chief financial officer) as a replacement for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund Provisions	None

Defeasance Provisions	The 2018 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the base prospectus.

Applicable Time	2:17 p.m. (New York City time) on May 5, 2015

Time of Delivery	9:00 a.m. (New York City time) on May 8, 2015

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Designated Representatives

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Address for Notices, etc.

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attn: Debt Capital Markets Syndicate

Facsimile: (212) 797-2202

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attn: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

SCHEDULE II-B

Title of Designated Securities	2.900% Notes due 2022 (the “2022 Notes”)

Aggregate Principal Amount	$375,000,000

Price to Public	99.766%

Purchase Price by Underwriters	99.141%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	May 15, 2022

Interest Rate	2.900%

Interest Payment Dates	Each May 15 and November 15, commencing on November 15, 2015

Redemption Provisions	Optional Redemption

The 2022 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2022 Notes more than 60 days prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 15 basis points.

If the Company redeems the 2022 Notes on or after the date that is 60 days prior to the scheduled maturity date of the 2022 Notes, the redemption price will be equal to 100% of the principal amount of the 2022 Notes to be redeemed.

In any redemption, the Company will pay accrued and unpaid interest on the principal being redeemed to but not including the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2022 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2022 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of redemption will be transmitted at least 30 days but not more than 60 days before the redemption date to each holder of record of the 2022 Notes to be redeemed at its registered address.

The 2022 Notes are subject to repurchase at the option of the holders, as follows:

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the 2022 Notes as described above, the Company will be required to make an offer to each holder to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each holder’s 2022 Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer to repurchase each holder’s 2022 Notes in cash at a price equal to 101% of the aggregate principal amount of 2022 Notes repurchased, plus any accrued and unpaid interest on the 2022 Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, the Company will be required to, or at the Company’s option, prior to any Change of Control but after the public announcement of a pending Change of Control, the Company may, send to each holder of 2022 Notes a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such 2022 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (a “Change of Control Payment Date”). The notice, if transmitted prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

•     accept for payment all 2022 Notes or portions of 2022 Notes properly tendered pursuant to the Change of Control Offer;

•     deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2022 Notes or portions of 2022 Notes properly tendered; and

•     deliver or cause to be delivered to the Trustee the 2022 Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of 2022 Notes or portions of 2022 Notes being purchased by the Company.

The paying agent will be required to promptly deliver, to each holder who properly tendered 2022 Notes, the Change of Control Payment for such 2022 Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new 2022 Note equal in principal amount to any unpurchased portion of the 2022 Notes surrendered, if any; provided that each new 2022 Note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase the 2022 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by the Company and such third party purchases all 2022 Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

In addition, the Company will not repurchase any 2022 Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

Except as provided for in the last sentence of the next paragraph, the Company may only make an amendment or modification to the provisions obligating it to repurchase the 2022 Notes upon a Change of Control Triggering Event which adversely affects the interest of any holder, with the consent of each holder of the 2022 Notes to be affected by such amendment or modification.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2022 Notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the 2022 Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the 2022 Notes by virtue of any such conflict.

For these purposes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following:

•     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries, taken as a whole, to one or more persons, other than to the Company or one of its subsidiaries;

•     the first day on which a majority of the members of the Company’s board of directors is not composed of Continuing Directors (as defined below);

•     the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares;

•     the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

•     the adoption of a plan relating to the Company’s liquidation or dissolution (other than the Company’s liquidation into a newly formed holding company).

Notwithstanding the foregoing, a transaction described in the third bullet point above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly of more than 50% of the then outstanding Voting Stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

“Change of Control Triggering Event” means the 2022 Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the 2022 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the 2022 Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the date the 2022 Notes were originally issued or (2) was nominated for election, elected or appointed to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by the Company’s chief executive officer or chief financial officer) as a replacement for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund Provisions	None

Defeasance Provisions	The 2022 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the base prospectus.

Applicable Time	2:17 p.m. (New York City time) on May 5, 2015

Time of Delivery	9:00 a.m. (New York City time) on May 8, 2015

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Designated Representatives

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Address for Notices, etc.

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attn: Debt Capital Markets Syndicate

Facsimile: (212) 797-2202

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attn: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

SCHEDULE III

Documents in Pricing Disclosure Package:

(a) Issuer Free Writing Prospectus:

•	Final term sheet substantially in the form set forth in Schedule IV hereto, as filed with the Commission pursuant to Rule 433 and dated May 5, 2015.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

Additional Issuer Free Writing Prospectus Not in Pricing Disclosure Package:

Roadshow Presentation relating to the Company and Designated Securities, dated May 2015

III-1

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-201584

Supplementing the Preliminary Prospectus

Supplement dated May 5, 2015

(To a Prospectus dated January 16, 2015)

PRICING TERM SHEET

May 5, 2015

Issuer:	Corning Incorporated

Expected Ratings (Moody’s/S&P/Fitch)*	[Reserved]

Trade Date:	May 5, 2015

Expected Settlement Date:	May 8, 2015 (T+3)
1.500% Notes due 2018
Security:	1.500% Notes due 2018 (the “2018 Notes”)

Principal Amount:	$375,000,000

Maturity Date:	May 8, 2018

Coupon:	1.500%

Interest Payment Dates:	May 8 and November 8, commencing November 8, 2015

Price to Public:	99.907%

Spread to Benchmark Treasury:	T+55 bps

Benchmark Treasury:	0.750% notes due April 15, 2018

Benchmark Treasury Yield:	0.982%

Yield to Maturity:	1.532%

Optional Redemption:

The 2018 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2018 Notes at any time prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2018 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 10 basis points.

In any redemption, the Company will pay accrued and unpaid interest on the principal being redeemed to but not including the date of redemption.

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2018 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of redemption.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	219350BA2 / US219350BA25

IV-1

2.900% Notes due 2022
Security:	2.900% Notes due 2022 (the “2022 Notes”)

Principal Amount:	$375,000,000

Maturity Date:	May 15, 2022

Coupon:	2.900%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2015

Price to Public:	99.766%

Spread to Benchmark Treasury:	T+100 bps

Benchmark Treasury:	1.750% notes due April 30, 2022

Benchmark Treasury Yield:	1.937%

Yield to Maturity:	2.937%

Optional Redemption:

The 2022 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2022 Notes more than 60 days prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 15 basis points.

If the Company redeems the 2022 Notes on or after the date that is 60 days prior to the scheduled maturity date of the 2022 Notes, the redemption price will be equal to 100% of the principal amount of the 2022 Notes to be redeemed.

In any redemption, the Company will pay accrued and unpaid interest on the principal being redeemed to but not including the date of redemption.

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2022 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of redemption.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	219350BB0 / US219350BB08

Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Mitsubishi UFJ Securities (USA), Inc. SMBC Nikko Securities America, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

IV-2

The 2018 Notes and the 2022 Notes are being offered separately, and are not part of a unit. The closing of the 2018 Notes is not conditioned on the closing of the 2022 Notes or vice-versa.

The issuer has filed a registration statement (including a prospectus and the preliminary prospectus supplement relating to the securities described above) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement relating to the securities described above in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. at (800) 503-4611 (toll free), by calling J.P. Morgan Securities LLC at (212) 834-4533 (collect) or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322 (toll free).

IV-3